As filed with the Securities and Exchange Commission on November 24, 1998
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                      GLENBOROUGH REALTY TRUST INCORPORATED
             (Exact name of registrant as specified in its charter)

                       Maryland                         94-3211970
             (State or other jurisdiction            (I.R.S. Employer
           of incorporation or organization)        Identification No.)

                      400 South El Camino Real, 11th Floor
                           San Mateo, California 94402
                                 (650) 343-9300
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                               Frank Austin, Esq.
          Senior Vice President, Glenborough Realty Trust Incorporated
                      400 South El Camino Real, 11th Floor
                           San Mateo, California 94402
                                 (650) 343-9300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                            Stephen J. Schrader, Esq.
                             Justin L. Bastian, Esq.
                             David P. Valenti, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                        Palo Alto, California 94304-1018
                                 (650) 813-5600

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                         CALCULATION OF REGISTRATION FEE

----------------------------------------- ----------------- ------------------------ ------------------------ ----------------------

                                                               Proposed Maximum         Proposed Maximum
         Title of Each Class of             Amount to be        Offering Price         Aggregate Offering            Amount of
      Securities to be Registered            Registered          per Share(1)                 Price              Registration Fee

----------------------------------------- ----------------- ------------------------ ------------------------ ======================
Common Stock, $.001 par value.......        3,000,000             $20.875                 $62,625,000              $18,474.38
----------------------------------------- ----------------- ------------------------ ------------------------ ======================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales price on the New York Stock Exchange on November 20, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 Subject to Completion, Dated November 24, 1998

PROSPECTUS

                      Glenborough Realty Trust Incorporated
              Direct Stock Purchase and Dividend Reinvestment Plan

                                  Common Stock
                                  -------------

     Glenborough Realty Trust Incorporated hereby offers participation in its Direct Stock Purchase and Dividend Reinvestment Plan. The Plan is designed to provide Glenborough stockholders and other investors with a convenient and economical method to purchase shares of the Company's common stock and to reinvest their cash dividends in additional shares of Common Stock. Some of the significant features of the Plan are as follows:

         Automatic reinvesting of cash dividends.

         Optional cash investments of $100 to $10,000 per month.

         Initial investments of $250 to $10,000.

         Cash investments in excess of $10,000 may be made with permission of the Company.

         0% to 5% discount from recent market prices on Common Stock purchased directly from the Company pursuant to an optional cash investment of more than $10,000. The discount will initially be 2%, but may be adjusted by the Company in its discretion at any time.

         Automatic monthly investments through electronic funds transfers.

         The Administrator will purchase Common Stock to fulfill requirements for the Plan directly from the Company, in open market or privately negotiated transactions, as determined from time to time by the Company.

         Automatic   enrollment  of  participants  in  the  Company's   Dividend
         Reinvestment, Direct Purchase and Sale Plan.

         Holders of shares in broker or nominee names may participate in the Plan, in which case, brokers or nominees will reinvest dividends and make optional cash investments on behalf of such holders.

     Participation in the Plan is entirely voluntary, and participants may terminate their participation at any time. Stockholders that do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner. The Glenborough Common Stock is listed on the New York Stock Exchange under the symbol "GLB".

     This Prospectus relates to 3,000,000 shares of Common Stock offered for purchase under the Plan.
                                  -------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                  -------------

                               November 24, 1998.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files, reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site (http://www.sec.gov) containing reports, proxy and information statements and other information of registrants, including the Company, that file electronically with the Commission. In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

     a. The Company's Annual Report on Form 10-K for the year ended December 31,1997;

     b. The Company's Annual Report on Form 10-K/A for the year ended December 31, 1997 filed with the Commission on September 10, 1998;

     c. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;

     d. The Company's Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 1998 and June 30, 1998, each filed with the Commission on September 10, 1998;

     e. The Company's Current Reports on Form 8-K filed with the Commission on January 6, 1998, January 12, 1998, January 22, 1998, January 27, 1998,
         February 20, 1998,  March 3, 1998,  March 12, 1998, April 29, 1998, May
         7, 1998,  July  10,1998,  July 15, 1998,  July 22, 1998 and October 27,
         1998 respectively;

     f. The Company's current Reports on Form 8-K/A filed with the Commission on January 9, 1998, January 12, 1998, March 24, 1998, May 15, 1998,
         August 13, 1998 and September 10, 1998 respectively; and

     g. The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-14162).

     Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein(or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon written or oral request. Requests should be directed to Shareholder Services, Glenborough Realty Trust Incorporated, 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708, telephone number: (650) 343-9300.

     As used herein, the term "Company" means Glenborough Realty Trust Incorporated, a Maryland real estate investment trust, and its consolidated subsidiaries for the periods from and after December 31, 1995 (the date of the merger of eight public limited partnerships and Glenborough Corporation, a California corporation, with and into the Company (the "Consolidation")), and the term "Operating Partnership" means Glenborough Properties, L.P. in which the Company holds a 1% interest as sole general partner, and an approximate 89% limited partner interest, as of September 30, 1998. Unless otherwise indicated, ownership percentages of the units of limited partnership interest in the Operating Partnership have been calculated assuming the entire Preferred Partner
Interest has been converted into such units.    The Company's actual results
could differ materially from those anticipated in these forward-looking statements as a result of certain factors included in this Prospectus.

                                   THE COMPANY

The Company is a self-administered and self-managed real estate investment trust (a "REIT") that owns a portfolio of 188 office, office/flex, industrial, retail, multifamily and hotel properties (collectively, the "Properties," and each a "Property") located in 24 states throughout the country, as of the date of this Prospectus. The Company's principal strategy is to acquire and manage a diversified portfolio of real estate and to make dispositions from such portfolio as appropriate. This strategy has evolved from the Company's predecessors' experience since 1978 in managing real estate partnerships and their assets and, since 1989, in acquiring portfolios and management interests from third parties. In addition, an associated company (the "Associated Company") provides comprehensive asset, partnership and property management services for 39 other properties that are not owned by the Company.

     A portion of the Company's operations is conducted through the Operating Partnership in which the Company holds a 1% interest as the sole general partner and in which the Company holds an approximate 89% limited partner interest, as of September 30, 1998.

     The Common Stock is listed on the New York Stock Exchange under the Symbol "GLB." The Company's executive offices are located at 400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708 and its telephone number is (650) 343-9300.

                                 USE OF PROCEEDS

     The Company does not know the number of shares of Common Stock that will ultimately be purchased pursuant to the Plan, or the prices at which such shares will be purchased. The proceeds from purchases of Common Stock under the Plan will be used to continue the Company's real estate acquisition, development and investment activities and for general corporate purposes. Pending such uses, net proceeds may be invested temporarily in short-term investments consistent with the Company's investment policies and qualification as a REIT.

                               SUMMARY OF THE PLAN

     The following summary description of the Glenborough Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan") is qualified by reference to the full text of the Plan which is contained herein. Terms used in the summary have the meanings attributed to them in the Plan.

Purpose of Plan                The  purpose  of the  Plan is to  provide
                               Glenborough stockholders and other investors with a convenient and economical method of purchasing shares of Common Stock and/or investing their cash dividends in additional shares of Common
                               Stock. The Plan also provides the Company a means of raising additional capital through the direct sale of Common Stock.

Certain Terms                  "Investment  Date" means (i) the  dividend
                               payment date, for months in which dividends are paid and (ii) the first business day on or after the tenth calendar day of the month in months in which dividends are not paid.

                               "Optional Cash Investment" means the purchase of Common Stock of the Company under the Plan with newly invested funds rather than with reinvested dividends.

                               "Pricing Period" applies only to purchases made pursuant to a Request for Waiver and means the twelve trading days immediately preceding an Investment Date.

                               "Request for Waiver" or Waiver" means the process by which investors may, in any month, invest more than $10,000 in the Company's Common Stock under the Plan.

Purchase Price                 The price of shares you acquire through the Plan
                               as a result the reinvestment of dividends and optional cash investments of $10,000 or less will be (i) the average of the high and low price reported by the New York Stock Exchange ("NYSE") on the Investment Date for shares purchased directly from the Company, or (ii) the average price per share paid by the Administrator for shares purchased in open market or privately negotiated transactions. Although no discount is presently offered for shares purchased directly from the Company with reinvested dividends and/or optional cash investments of $10,000 or less, the Company reserves the right to establish such a discount in the future.

                               Shares you purchase pursuant to a Request for Waiver may reflect a discount of 0% to 5% (the "Waiver Discount") from the Market Price (initially 2%). The Market Price will be based on the average of the daily high and low sales prices of the Common Stock on the NYSE during a "Pricing Period" consisting of twelve Trading Days immediately preceding the Investment Date. Shares purchased pursuant to a Request for Waiver are also subject to a Threshold Price provision.

                               The following  table  provides an overview of the
                               initial  pricing   structure  for  each  type  of
                               investment permitted under the Plan:

------------------------------------------------------------------------------

                   Reinvested           Optional Cash        Optional Cash
                   Dividends            Investments          Investments Through
                                                             Waiver
------------------------------------------------------------------------------

Minimum Investment $0                   $100                 $10,001
------------------------------------------------------------------------------

Maximum Investment No maximum           $10,000              No maximum
------------------------------------------------------------------------------

Stock Purchased    The Purchase Price   The PurchasePrice    The Purchase  Price
                   will be the average  will be the average  will be the average of the high and low  of the high and low  of the high and low
                   trading price for    trading price for    trading prices over
                   shares traded on     shares traded on     the Pricing Period,
                   the Investment Date. the Investment Date. subject to the
                                                             Threshold Price.

                                                             The Discount will
                                                             vary monthly and
                                                             range between 0%
                                                             and 5%.
--------------------------------------------------------------------------------
Stock Purchased    The Purchase Price   The Purchase Price   The Purchase Price
on the Open Market will be the average  will be the average  will be the average
or in Privately    price per share      price per share      price per share
Negotiated         paid by the          paid by the          paid by the
Transactions       Administrator        Administrator        Administrator
--------------------------------------------------------------------------------

Plan Limitations               Optional cash investments by current stockholders
                               are subject to a minimum  investment
                               of $100 and a maximum  investment  of $10,000 per
                               month.  The  $10,000  per  month  maximum  may be
                               waived  only   pursuant  to  a  written   request
                               approved by the Company ("Request for Waiver").

                               Initial optional cash investments are subject to a minimum of $250 and a maximum of $10,000.

                               There is no limit to the amount of cash dividend that you may reinvest in additional shares of Common Stock. However, the Company reserves the right to set a minimum price in the future for such investments.

                               Optional cash investments of less than $100 and that portion of any optional cash investment that exceeds $10,000, unless such limit has been waived, will be returned to the Participant without interest.

Request for Waiver             Optional Cash  Investments  made pursuant to a
                               Request for Waiver are not subject to a
                               predetermined  maximum limit on the amount of the
                               investment or on the number of shares that may be
                               purchased. The Company will  establish the Waiver
                               Discount, which may vary each  month  between  0%
                               and 5%,  after a review  of  current  market
                               conditions,  the level of  participation,  and
                               current and projected  capital needs.The Company
                               will also establish a Threshold Price, which will
                               be the minimum price applicable  to  purchases of
                               Common  Stock in a given  month. For each Trading
                               Day  during  the  Pricing  Period  on  which  the
                               Threshold   Price  is not satisfied, one-twelfth
                               of a Participant's optional cash investment made pursuant to a Request for Waiver will be returned without interest.

                               Because of certain tax concerns which we have as a REIT, we will only consider Requests for Waiver for investors who certify that they are NOT participating in the dividend reinvestment component of the Plan. In deciding whether to approve a

                               Request for Waiver, we will also consider relevant factors including, but not limited to:

                               (1) whether the Plan is then acquiring newly
                                   issued shares of Common Stock;

                               (2) the Company's need for additional funds;

                               (3) the  attractiveness of obtaining such funds
                                   through the sale of Common Stock under the Plan in comparison to other sources of funds;

                               (4) the purchase price likely to apply to any
                                   sale of Common Stock under the Plan;

                               (5) the  Participant submitting  the request,
                                   including the extent and nature of such
                                   Participant's prior participation in the Plan and the number of shares of Common Stock held of record by such Participant; and

                               (6) the  aggregate  amount of  optional  cash
                                   investments in excess of $10,000 for which Requests for Waiver have been submitted by all Participants.

                               If Requests for Waiver are submitted for any Investment Date for an aggregate amount in excess of the amount we are then willing to accept, we may accept such requests by any method we determine is appropriate.

                               Any person who acquires shares of Common Stock through the Plan and resells them shortly before or after acquiring them may be considered to be an underwriter within the meaning of the
                               Securities Act. We expect that certain persons will acquire shares of Common Stock pursuant to a Request for Waiver and resell such shares in order to obtain the financial benefit of any Waiver Discount. We have no arrangements or understandings, formal or informal, with any person relating to a distribution of shares to be received pursuant to the Plan.

Number  of Shares              Offered We have  authorized  3,000,000 shares of
                               Common   Stock  to  be  issued   and  registered
                               under the Securities Act for offering pursuant to the Plan. Because we expect to continue the plan indefinitely, we expect to authorize for issuance and register under the Securities Act additional shares from time to time as necessary for purposes of the Plan.

                                    THE PLAN

     The following questions and answers explain and constitute the Glenborough Realty Trust Incorporated Direct Stock Purchase and Dividend Reinvestment Plan, as in effect beginning November 24, 1998.

                                TABLE OF CONTENTS

1.       What is the purpose of the Plan? ................................................................        9
2.       What options are available under the Plan?  .....................................................        9
3.       What are the benefits and disadvantages of the Plan?.............................................        9
4.       Who will administer the Plan?  ..................................................................       10
5.       Who is eligible to participate?  ................................................................       10
6.       How does an eligible holder of Common Stock or any other interested investor
         enroll in the Plan and become a Participant?.....................................................       11
7.       What does the Enrollment Form provide?...........................................................       11
8.       When will participation in the Plan begin?.......................................................       12
9.       When will shares be acquired under the Plan?.....................................................       12
10.      What is the source of shares to be purchased under the Plan?.....................................       12
11.      At what price will shares be purchased?..........................................................       12
12.      How are optional cash investments made?..........................................................       13
13.      What limitations apply to optional cash investments?.............................................       14
14.      What if a Participant has more than one account? ................................................       15
15.      Will certificates be issued for share purchases?.................................................       15
16.      May a Participant add shares of Common Stock to his or her account by
         transferring stock certificates that the Participant possesses?..................................       15
17.      Can Participants sell shares held under the Plan?................................................       16
18.      What reports will be sent to Participants in the Plan?...........................................       16
19.      How may a Participant request a refund of dividends or
         optional cash investments?.......................................................................       16
20.      How may Participants withdraw from the Plan?.....................................................       16
21.      What are the federal income tax consequences of participating in the Plan? ......................       17
22.      What happens if a Participant sells or transfers shares of stock or acquires
         additional shares of stock?......................................................................       17
23.      How will a Participant's shares be voted?........................................................       18
24.      Who pays the expenses of the Plan?...............................................................       18
25.      What are the responsibilities of Glenborough or the Administrator under the Plan?  ..............       18
26.      What happens if Glenborough issues a stock dividend, subscription rights
         or declares a stock split?.......................................................................       18
27.      May shares in a Participant's account be pledged? ...............................................       18
28.      May a Participant transfer all or a part of the Participant's shares held in
         the Plan to another person?  ....................................................................       18
29.      May the Plan be changed or terminated?  .........................................................       19
30       How may the Plan be modified or terminated?......................................................       19

     1. WHAT IS THE PURPOSE OF THE PLAN? The purpose of the Plan is to provide Glenborough stockholders and other investors with a convenient and economical method to purchase shares of Common Stock and to reinvest their cash dividends in additional shares of Common Stock. In addition, the Plan will provide the Company with a means of raising additional capital for general corporate purposes through sales of Common Stock under the Plan. Whether significant additional capital is raised may be affected, in part, by the Company's decision to waive the limitations applicable to optional cash investments and by the Company's decision to sell newly issued shares of Common Stock to fulfill the requirements of the Plan. See Question 13 regarding the Company's criteria for granting a Request for Waiver.

     2. WHAT OPTIONS ARE AVAILABLE UNDER THE PLAN? Registered holders or beneficial owners of Common Stock and other interested investors may elect to participate in the Plan (each a "Participant"). Participants may have their cash dividends automatically reinvested in Common Stock. Even if they do not reinvest their dividends, Participants may make optional cash investments to purchase Common Stock, subject to a minimum investment of $100 (which may be made by automated funds transfer) and a maximum investment of $10,000 per month.
Interested investors that are not stockholders of the Company may make an initial optional cash investment in Common Stock of not less than $250 and not more than $10,000. In certain instances, however, Glenborough may permit greater optional cash investments. See Question 12 regarding optional cash investments and Question 13 regarding a Request for Waiver.

     3.   WHAT ARE THE BENEFITS AND DISADVANTAGES OF THE PLAN?

     BENEFITS

o The Plan provides Participants the opportunity to automatically reinvest their cash dividends in additional shares of Common Stock. Initially, shares purchased with reinvested dividends will not be sold at a discount to Market Price. However, the Company reserves the right to implement such a discount on shares purchased directly from the Company in the future.

o In addition to reinvestment of dividends, eligible stockholders may purchase additional shares of Common Stock pursuant to optional cash investments of not less than $100 and not more than $10,000 per month. Optional cash investments may be made occasionally or at regular intervals, as the Participants desire and may be made by automated funds transfer for as little as $100 per month. Participants may make optional cash investments even if the dividends on their shares are not being reinvested under the Plan. Initially, shares purchased with optional cash investments of $10,000 or less will not be sold at a discount to Market Price. However, the Company reserves the right to implement such a discount on shares purchased directly from the Company in the future.

o Persons not presently stockholders of the Company may become Participants by making an initial cash investment of not less than $250 and not more than $10,000 (except with the consent of the Company) to purchase shares of Common Stock under the Plan.

o Shares purchased directly from the Company under the Plan pursuant to a Request for Waiver may be issued at a discount to the Market Price without payment of brokerage commissions. Initially, optional cash investments of more than $10,000 in shares purchased directly from the Company will be subject to a discount of 2% from Market Price, but the Company reserves the right to change the discount percentage in the future. There will be no discount for shares purchased in open market and privately negotiated transactions.

o Dividends and any optional cash investments will be fully invested because the Plan permits fractional shares to be credited to Participants' accounts. Dividends, whether on whole and on fractional shares, may be reinvested in additional shares and such shares will be credited to Participants' accounts. See Question 7.

o Participants will avoid the need for safekeeping of certificates for shares of Common Stock credited to their Plan accounts and may submit for safekeeping certificates held by them and registered in their name.
     See Questions 15 and 16.

o Participants that are registered holders may direct the Administrator to sell or transfer all or a portion of their shares held in the Plan. See Question 17.

o     Periodic  statements  reflecting  all current  activity in Plan  accounts,
      including   purchases,   sales  and   latest   balances,   will   simplify
      recordkeeping for registered holders. See Question 18.

     DISADVANTAGES

o Initially, for optional cash investments pursuant to a Request for Waiver, a discount of 2% has been established for the purchase of shares directly from the Company, but the granting of a discount for one month does not insure the availability of a discount or the same discount in future months. Each month, the Company may lower or eliminate the discount without prior notice to Participants. The Company may also, without prior notice to Participants, change its determination as to whether Common Stock will be purchased by the Administrator directly from the Company or in the open market or in privately negotiated transactions from third parties (although the Company may not effect such a change more than once in any three month period). See Question 13.

o Participants that reinvest their cash dividends will be treated for federal income tax purposes as having received a dividend on the dividend payment date; such dividend may give rise to a liability for the payment of income tax without providing Participants with immediate cash to pay such tax when it becomes due. See Question 20.

o Participants will not know the actual number of shares purchased under the Plan until after the Investment Date. See Question 11 regarding the timing of the purchase of shares.

o The purchase price per share will be an average price and, therefore, may exceed the price at which shares are trading on the Investment Date when the shares are issued. See Questions 11 and 12 regarding the purchase price of the shares.

o Execution of sales of shares held in the Plan may be subject to delay. See Questions 12 and 17.

o No interest will be paid on funds held by the Company pending reinvestment or investment. See Questions 12 and 14.

o Shares deposited in a Plan account may not be pledged until the shares are withdrawn from the Plan. See Question 26.

     4. WHO WILL ADMINISTER THE PLAN? The Plan will be administered by Registrar and Transfer Company or such successor administrator as Glenborough may
designate  (the   "Administrator").   The   Administrator   acts  as  agent  for
Participants, keeps records of the accounts of Participants, sends regular account statements to Participants, and performs other duties relating to the Plan. Shares purchased for each Participant under the Plan will be held by the Administrator and will be registered in the name of the Administrator or its nominee on behalf of the Participants, unless and until a Participant requests that a stock certificate for all or part of such shares be issued, as more fully described in Question 15. The Administrator also serves as dividend disbursement agent, transfer agent, and registrar for the Common Stock. Correspondence with the Administrator should be sent to:

                      Glenborough Realty Trust Incorporated
              Direct Stock Purchase and Dividend Reinvestment Plan
                       c/o Registrar and Transfer Company
                                10 Commerce Drive
                           Cranford, New Jersey 07016
                            Telephone: (800) 368-5948

     5. WHO IS ELIGIBLE TO PARTICIPATE? Any investor, whether or not a current stockholder of the Company, may participate in the Plan. A "registered holder" (which means a stockholder whose shares of Common Stock are registered in the stock transfer books of Glenborough in his or her name) may participate in the Plan directly. A "beneficial owner" (which means a stockholder whose shares of

Common Stock are registered in a name other than his or her name, for example, in the name of a broker, bank or other nominee) must either become a registered holder by having such shares transferred into his or her name or by making arrangements with his or her broker, bank or other nominee to participate in the Plan on the Participant's behalf. An interested investor that is not a stockholder may participate in the Plan by making an initial optional cash investment in Common Stock of not less than $250 or more than $10,000 unless granted a Request for Waiver (in which case such initial investment may exceed $10,000). See Question 6 regarding enrollment.

     The right to participate in the Plan is not transferable to another person apart from a transfer of the underlying shares of Common Stock. Glenborough reserves the right to exclude from participation in the Plan persons who utilize the Plan to engage in short-term trading activities that cause aberrations in the trading volume of the Common Stock.

     Participants residing in jurisdictions in which their participation in the Plan would be unlawful will not be eligible to participate in the Plan.

     6. HOW DOES AN ELIGIBLE HOLDER OF COMMON STOCK OR ANY OTHER INTERESTED INVESTOR ENROLL IN THE PLAN AND BECOME A PARTICIPANT? All holders of shares of Common Stock that are currently enrolled in the Glenborough Realty Trust Incorporated Direct Stock Purchase and Dividend Reinvestment Plan will automatically become Participants in the new Plan unless they terminate their Plan participation. Stockholders may terminate their Plan participation by notifying the Administrator at the address set forth in Question 4.

     A registered holder who is not currently enrolled in the Plan may become a Participant by completing and signing an Enrollment Form and returning it to the Administrator at the address set forth in Question 4. An Enrollment Form may also be obtained at any time upon request from the Administrator at the same address. If shares are registered in more than one name (e.g., joint tenants, trustees), all registered holders of such shares must sign the Enrollment Form exactly as their names appear on the account registration.

     Eligible beneficial owners must instruct their brokers, banks or other nominees in whose name their shares are held to participate in the Plan on their behalf. If a broker, bank or other nominee holds shares of beneficial owners through a securities depository, such broker, bank or other nominee may also be required to provide a Broker and Nominee Form (a "B/N Form") to the Administrator in order to participate in the optional cash investment portion of the Plan. See Question 12. To participate only in the dividend reinvestment feature of the Plan, eligible beneficial owners whose broker, bank or nominee participates in the Depository Trust Company (DTC) dividend reinvestment service, may be able to have their dividends reinvested through the Plan. Those investors whose broker, bank or nominee do not participate in the DTC reinvestment service will need to become registered stockholders in order to participate in the dividend reinvestment feature of the Plan.

     An interested investor that is not presently a stockholder of the Company, but desires to become a Participant by making an initial investment in Common Stock, may join the Plan by completing an Enrollment Form and forwarding it, together with such initial investment, to the Administrator at the address set forth in Question 4. See Question 12 regarding initial optional cash investments.

     7. WHAT DOES THE ENROLLMENT FORM PROVIDE? The Enrollment Form appoints the Administrator as the Participant's agent for purposes of the Plan and directs the Administrator to apply to the purchase of additional shares of Common Stock all of the cash dividends on the shares of Common Stock owned by the Participant on the applicable Record Date. The Enrollment Form also directs the Administrator to purchase additional shares of Common Stock with any optional cash investments that the Participant may elect to make.

     CASH DIVIDENDS WILL BE REINVESTED ON ALL SHARES IN THE MANNER SPECIFIED ABOVE UNTIL THE PARTICIPANT SPECIFIES OTHERWISE OR WITHDRAWS FROM THE PLAN ALTOGETHER, OR UNTIL THE PLAN IS TERMINATED.

     8. WHEN WILL PARTICIPATION IN THE PLAN BEGIN? Participation as to dividend reinvestment will commence with the next Investment Date after receipt of the Enrollment Form, provided it is received by the Administrator five business days prior to the Record Date for the payment of the dividend. Participation as to optional cash investments of $10,000 or less will commence with the next Investment Date, provided the funds to be invested are received two business days immediately preceding the Investment Date. See Questions 9 and 11 below to determine the applicable Pricing Period and Investment Date for the reinvestment of dividends or optional cash investments of $10,000 or less. Should the funds to be invested arrive after the time indicated above and before the next succeeding Investment Date, such funds will be held without interest until they can be invested on the next Investment Date.

     Eligible stockholders and other interested investors may enroll in the Plan at any time. Once enrolled, a Participant will remain enrolled until the Participant discontinues participation or until the Company terminates the Plan. See Question 19 regarding withdrawal from the Plan and Question 26 regarding termination of the Plan.

     9. WHEN WILL SHARES BE ACQUIRED UNDER THE PLAN? If shares are being acquired for the Plan directly from the Company, dividends and optional cash investments will be invested on the dividend payment date for months in which dividends are paid and on the first business day on or after the tenth calendar day of the month for months in which dividends are not paid (in each case, the "Investment Date").

     If shares are being acquired for the Plan through open market or privately negotiated transactions, all dividends and all optional cash investments will be applied to the purchase of Common Stock pursuant to the Plan as soon as practicable on or after the applicable Investment Date.

     In the past, dividend payment dates have occurred on or about each January 10, April 10, July 10, and October 10. This past pattern with respect to timing of dividend payment dates is expected to be followed generally in the future. Please see Appendix I for information with respect to Investment Dates, Record Dates, and other data pertinent to a Request for Waiver.

     DIVIDENDS ARE PAID AS AND WHEN DECLARED BY THE COMPANY'S BOARD OF DIRECTORS. THERE CAN BE NO ASSURANCE AS TO THE DECLARATION OR PAYMENT OF A DIVIDEND, AND NOTHING CONTAINED IN THE PLAN OBLIGATES GLENBOROUGH TO DECLARE OR PAY ANY SUCH DIVIDEND ON COMMON STOCK. THE PLAN DOES NOT REPRESENT A GUARANTEE OF FUTURE DIVIDENDS.

     10. WHAT IS THE SOURCE OF SHARES TO BE PURCHASED UNDER THE PLAN? All dividends reinvested through the Plan and all optional cash investments will be used to purchase either newly issued shares directly from Glenborough, on the open market or in privately negotiated transactions from third parties, or a combination of those sources. Shares purchased directly from Glenborough will consist of authorized but unissued shares of Common Stock.

     11. AT WHAT PRICE WILL SHARES BE PURCHASED? The price of shares acquired through the Plan as a result of the reinvestment of dividends and optional cash investments of $10,000 or less will be (i) the average of the high and low price reported by the NYSE on the Investment Date for shares purchased directly from the Company, or (ii) the average price per share paid by the Administrator for shares purchased in open market or privately negotiated transactions. The Company reserves the right to establish a discount to the price of shares purchased directly from the Company with reinvested dividends and/or optional cash investments of $10,000 or less.

     Shares purchased directly from the Company pursuant to a Request for Waiver (as described below) may reflect a discount of 0% to 5% from the Market Price which will be based on the average of the daily high and low sales prices of the Common Stock on the NYSE during a Pricing Period consisting of twelve Trading Days preceding the Investment Date. Initially, optional cash investments pursuant to a Request for Waiver of shares purchased directly from the Company will be subject to a discount of 2% from Market Price, but the Company reserves the right to change the discount percentage in the future. The price of shares acquired through the Plan pursuant to a Request for Waiver in open market and privately negotiated transactions will be the average price per share paid by the Administrator. There will be no discount for shares purchased in open market and privately negotiated transactions. Shares purchased pursuant to a Request for Waiver are also subject to a Threshold Price provision, as described below.

     12. HOW ARE OPTIONAL CASH INVESTMENTS MADE? All Plan Participants are eligible to make optional cash investments at any time.

     The B/N Form provides the sole means whereby a broker, bank or other nominee holding shares on behalf of beneficial owners in the name of a securities depository may make optional cash investments on behalf of such beneficial owners. In such case, the broker, bank or other nominee must use a B/N Form for transmitting optional cash investments on behalf of the beneficial owners. A B/N Form must be delivered to the Administrator at the address specified in Question 4 each time that such broker, bank or other nominee transmits optional cash investments on behalf of the beneficial owners. B/N Forms will be furnished by the Administrator upon request.

     Other interested investors that are not stockholders of the Company are also eligible to make an initial investment in Common Stock through an optional cash investment by submitting an Enrollment Form.

     Optional Cash Investments of $10,000 or less should be received by the Administrator two business days before the Investment Date (the first business day on or after the tenth calendar day of the month or the dividend payment date).

     Optional Cash Investments greater than $10,000 per month and made pursuant to a Request for Waiver must be received by the Administrator as immediately available funds at least one business day before the commencement of the Pricing Period in order to purchase shares of Common Stock on the next following Investment Date (see Appendix I).

     NO INTEREST WILL BE EARNED ON OPTIONAL CASH INVESTMENTS HELD PENDING INVESTMENT. The Company suggests therefore that any optional cash investment a Participant wishes to make be sent so as to reach the Administrator as close as possible to the date it is due to the Administrator. Any questions regarding these dates should be directed to Shareholder Services, Glenborough Realty Trust Incorporated, 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708, telephone number: (650) 343-9300.

     Participants may also enroll in the Automatic Cash Investment Program by completing the appropriate section of the Enrollment Form which is available upon request to the Administrator or in the Investor Information section of the Company's web site at www.glenborough.com. This form must be accompanied by a voided bank check or deposit slip for the account from which the Participant authorizes the Administrator to draw the funds. Once the form is received and processed (which normally takes approximately two weeks) funds will automatically be deducted each month from the designated account on the first business day of each month and will be invested on the next Investment Date. Automated funds transfers may be for as little as $100 per month, but in no case for more than $10,000 per month.

     Participants should be aware that since investments under the Plan are made as of specified dates, one may lose any advantage that otherwise might be available from being able to select the timing of an investment. NEITHER THE COMPANY NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN.

     ALL OPTIONAL CASH INVESTMENTS MADE BY CHECK SHOULD BE MADE PAYABLE TO REGISTRAR AND TRANSFER COMPANY AND MAILED TO THE ADMINISTRATOR AT THE ADDRESS LISTED IN QUESTION 4 . OTHER FORMS OF PAYMENT, SUCH AS WIRE TRANSFERS, MAY BE MADE, BUT ONLY IF APPROVED IN ADVANCE BY THE ADMINISTRATOR. INQUIRIES REGARDING OTHER FORMS OF PAYMENTS AND ALL OTHER WRITTEN INQUIRIES SHOULD BE DIRECTED TO THE ADMINISTRATOR AT THE ADDRESS LISTED IN QUESTION 4, BY FAX AT (___) ___-____ OR BY EMAIL AT . CHECKS AND WIRE TRANSFERS FOR OPTIONAL CASH INVESTMENTS OF $10,000 OR LESS MUST BE RECEIVED BY THE ADMINISTRATOR AT LEAST TWO BUSINESS DAYS PRIOR TO THE INVESTMENT DATE. FUNDS FOR OPTIONAL CASH INVESTMENTS GREATER THAN $10,000 MUST BE RECEIVED BY THE ADMINISTRATOR AS IMMEDIATELY AVAILABLE FUNDS AT LEAST ONE BUSINESS DAY PRIOR TO THE COMMENCEMENT OF THE PRICING PERIOD (SEE COLUMN B OF APPENDIX I).

     13.  WHAT LIMITATIONS APPLY TO OPTIONAL CASH INVESTMENTS?

     MINIMUM/MAXIMUM LIMITS. For any Investment Date, optional cash investments made by stockholders of the Company are subject to a minimum of $100 and a maximum of $10,000. Optional cash investments made by interested investors who are not then stockholders of the Company are subject to a minimum initial investment of $250 and a maximum of $10,000. See Question 9 regarding the determination of Investment Dates for optional cash investments. Optional cash investments of less than the allowable monthly minimum amount and that portion of any optional cash investment that exceeds the allowable monthly maximum amount will be returned promptly to Participants without interest, except as noted below.

     REQUEST FOR WAIVER. Optional cash investments in excess of $10,000 per month may be made only pursuant to a Request for Waiver accepted by the Company. Because of certain tax concerns which the Company has as a REIT, however, a Request for Waiver may only be considered for investors who certify that they are not participating in the dividend reinvestment component of the Plan. Participants who wish to submit an optional cash investment in excess of $10,000 for any Investment Date must obtain the prior written approval of the Company. A Request for Waiver should be sent to the Company via facsimile at (650) 343-8379 by 10:00 a.m. Eastern Time on the day that is at least two business days prior to the first day of an applicable Pricing Period. The Request for Waiver form will be furnished by the Company or the Administrator upon request. THE COMPANY HAS SOLE DISCRETION TO GRANT ANY APPROVAL FOR OPTIONAL CASH INVESTMENTS IN EXCESS OF THE ALLOWABLE MAXIMUM AMOUNT. In deciding whether to approve a Request for Waiver, the Company will consider relevant factors including, but not limited to, whether the Plan is then acquiring newly issued shares directly from the Company or acquiring shares in the open market or in privately negotiated transactions from third parties, the Company's need for additional funds, the attractiveness of obtaining such additional funds through the sale of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Common Stock, the Participant submitting the request, the extent and nature of such Participant's prior participation in the Plan, the number of shares of Common Stock held of record by such Participant and the aggregate amount of optional cash investments in excess of $10,000 for which Requests for Waiver have been submitted by all Participants. If Requests for Waiver are submitted for any Investment Date for an aggregate amount in excess of the amount the Company is then willing to accept, the Company may accept such requests by any method that the Company determines to be appropriate. With regard to optional cash investments made pursuant to a Request for Waiver, the Plan does not provide for a predetermined maximum limit on the amount that a participant may invest or on the number of shares that may be purchased.

     GLENBOROUGH RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE REGISTERED HOLDERS OR BENEFICIAL OWNERS OF COMMON STOCK FOR ANY REASON WHATSOEVER INCLUDING ELIMINATION OF PRACTICES THAT ARE NOT CONSISTENT WITH THE PURPOSES OF THE PLAN.

     THRESHOLD PRICE. Glenborough may establish for any Pricing Period a minimum price (the "Threshold Price") applicable to optional cash investments made pursuant to a Request for Waiver. At least three business days prior to the first day of the applicable Pricing Period, Glenborough will determine whether to establish a Threshold Price, and if a Threshold Price is established, its amount, and will so notify the Administrator. This determination will be made by Glenborough in its discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

     If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the average of the high and low sale prices of the Common Stock on the NYSE for each Trading Day of the relevant Pricing Period must equal or exceed. In the event that the Threshold Price is not satisfied for a Trading Day in the Pricing Period, then that Trading Day will be excluded from the Pricing Period and all trading prices for that day will be excluded from the determination of the Purchase Price. A day will also be excluded if no trades of Common Stock are made on the NYSE for that day. Thus, for example, if the Threshold Price is not satisfied for three of the twelve Trading Days in a Pricing Period, then the purchase price will be based upon the remaining nine Trading Days in which the Threshold Price was satisfied.

     In addition, a portion of each optional cash investment will be returned for each Trading Day of a Pricing Period in which the Threshold Price is not satisfied or for each day in which no trades of Common Stock are reported on the

NYSE. The returned amount will equal one-twelfth of the total amount of such optional cash investment (not just the amount exceeding $10,000) for each Trading Day that the Threshold Price is not satisfied. Thus, for example, if the Threshold Price is not satisfied or no such sales are reported for three of the twelve Trading Days in a Pricing Period, 3/12 (i.e., 25%) of such optional cash investment will be returned to the Participant without interest.

     The establishment of the Threshold Price and the possible return of a portion of the investment applies only to optional cash investments made pursuant to a Request for Waiver. Setting a Threshold Price for a Pricing Period shall not affect the setting of a Threshold Price for any subsequent Pricing Period. For any particular month, Glenborough may waive its right to set a Threshold Price. Neither Glenborough nor the Administrator shall be required to provide any written notice to Participants as to the Threshold Price for any Pricing Period. Participants may, however, ascertain whether a Threshold Price has been set or waived for any given Pricing Period by telephoning the Company at (___) ________.

     WAIVER DISCOUNT. Each month, at least three business days prior to the first day of the applicable Pricing Period, Glenborough may establish a discount from the Market Price applicable to optional cash investments made pursuant to a Request for Waiver. Such Waiver Discount may be between 0% and 5% of the purchase price and may vary each month, but once established will apply uniformly to all optional cash investments made pursuant to a Request for Waiver for that month. The Waiver Discount will be established in Glenborough's sole discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs. Participants may obtain the Waiver Discount applicable to the next Pricing Period by telephoning the Company at (___) ________. Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent month. The Waiver Discount will apply to the entire optional cash investment and not just the portion of such investment that exceeds $10,000. The Waiver Discount will apply only to optional cash investments of $10,000 or more, but the Company reserves the right to establish, in the future, a discount from the Market Price for reinvestment of cash dividends and optional cash investments of $10,000 or less.

     14. WHAT IF A PARTICIPANT HAS MORE THAN ONE ACCOUNT? For the purpose of the limitations discussed in Question 13, Glenborough may aggregate all optional cash investments for Participants with more than one account using the same social security or taxpayer identification number. For Participants unable to supply a social security or taxpayer identification number, their participation may be limited by Glenborough to only one Plan account.

     Also for the purpose of such limitations, all Plan accounts that Glenborough believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless Glenborough has determined that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, Glenborough will have the right to aggregate all such accounts and to return, without interest, within thirty days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

     15. WILL CERTIFICATES BE ISSUED FOR SHARE PURCHASES? All shares purchased pursuant to the Plan will be held together in the name of the Administrator or its nominee and credited to each individual account in "book entry" form. This service protects against the loss, theft, or destruction of certificates evidencing shares. Upon written request of a Participant or upon withdrawal of a Participant from the Plan or upon termination of the Plan, the Administrator will have certificates issued and delivered for all full shares credited to that Participant's account. Certificates will be issued only in the same names as those enrolled in the Plan. In no event will certificates for fractional shares be issued. See Questions 16 and 17.

     16. MAY A PARTICIPANT ADD SHARES OF COMMON STOCK TO HIS OR HER ACCOUNT BY TRANSFERRING STOCK CERTIFICATES THAT THE PARTICIPANT POSSESSES? Any Participant may send to the Plan for safekeeping all Common Stock certificates which such Participant holds. The safekeeping of shares offers the advantage of protection against loss, theft or destruction of certificates as well as convenience, if and when shares are sold through the Plan. All shares represented by such certificates will be kept for safekeeping in "book entry" form and combined with any full and fractional shares then held by the Plan for the Participant.

     To deposit certificates for safekeeping under the Plan, a Participant must submit a letter of instruction. Stock certificates and the letter of instruction as well as all written inquiries about the safekeeping service should be directed to the Administrator at the address listed in Question 4. Shares deposited for safekeeping may be withdrawn by the Participant by submitting a written request to the Administrator.

     17. CAN PARTICIPANTS SELL SHARES HELD UNDER THE PLAN? Participants may instruct the Administrator to sell some or all of their shares held in the Plan by notifying the Administrator in writing or by using the form included with account statements.

     The Administrator will sell shares through a registered broker dealer within five business days after receipt of a proper written notice. Shares to be sold may be commingled with those of other Participants requesting sale of their shares, and the proceeds to each Participant will be based on the average price for all shares sold during the day of sale. Participants should understand that the price of the Common Stock may go down as well as up between the date a request to sell is received and the date the sale is executed. The Plan does not offer the ability for Participants to specify either the dates or the prices at which shares are to be sold through the Administrator. Requests for sales of shares that specify the date and/or the price at which the Administrator is to sell shares will be rejected.

     If a request to sell shares is received on or after the record date for a dividend, the request will be processed within five business days after receipt of the notice and any cash dividend paid on such shares will be paid to the Participant in cash and will not be reinvested.

     There is no charge for selling shares through the Administrator except for the Participant's pro rata share of brokerage commissions. These charges are normally lower than the cost of executing sales through a brokerage account.

     18. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN? Unless a Participant participates in the Plan through a broker, bank or nominee, Participants will receive from the Administrator a detailed statement of the Participant's account following each dividend payment and a cash confirmation of the investment made following other months in which there is purchase activity in their respective accounts. The detailed statements will show total cash dividends received, total optional cash investments received, total shares purchased (including fractional shares), price paid per share, and total shares held in the Plan. THESE STATEMENTS SHOULD BE RETAINED BY THE PARTICIPANT TO DETERMINE THE TAX COST BASIS FOR SHARES PURCHASED PURSUANT TO THE PLAN. Any Participant that participates in the Plan through a broker, bank or nominee, should contact such party for such a statement.

     19. HOW MAY A PARTICIPANT REQUEST A REFUND OF DIVIDENDS OR OPTIONAL CASH INVESTMENTS? A Participant may request a refund of funds held by the
Administrator by submitting a written request for such a refund to the Administrator at the address listed in Question 4 at least one business day prior to the applicable Investment Date. The request must specify the amount of the refund desired.

     20. HOW MAY PARTICIPANTS WITHDRAW FROM THE PLAN? A Participant may terminate participation in the Plan by writing to the Administrator. A Participant may request (1) that the Administrator send all dividends to the Participant by check and continue to hold the Participant's shares in the Plan account (in such case the Participant may continue to make optional cash investments), (2) that the Administrator discontinue any automatic withdrawals of funds and purchase of shares, (3) that a certificate be issued for all full shares of Common Stock held for such Participant's account and a check be issued for the proceeds from the sale of any fractional share equivalent, or (4) that all full shares and any fractional share equivalent held for such Participant's account be sold and a check issued for the net proceeds, less any applicable transfer tax. If such a request is received on or after the record date for a dividend, any cash dividend paid on that account will be paid to the Participant in cash. The request will then be processed as soon as practicable after receipt by the Administrator. There will be no cost to a Participant with respect to termination of a Participant's reinvestment of dividends through the Plan other than the brokerage costs described above under Question 17 with respect to any shares sold.

     If a Participant in the Plan does not own at least one whole share registered in the Participant's name or held through the Plan, the Participant's participation in the Plan may be terminated. The Company may also terminate the

Plan or any  Participant's  participation  in the Plan after  written  notice in advance mailed to such Participant at the address appearing on the Administrator's records. Participants whose participation in the Plan has been terminated will receive certificates for whole shares held in their accounts and a check for the cash value of any fractional share held in any Plan account so terminated.

     21. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN? Reinvestment of dividends in the Plan will not avoid the tax that would otherwise apply to the dividends. With respect to shares purchased from the Company with reinvested dividends, a Participant will be treated for federal income tax purposes as having received a distribution from the Company equal to the fair market value on the Investment Date of the shares acquired with the reinvested dividends. In the event that the Company implements a discount on the purchase price of shares purchased through the Plan, the fair market value on the Investment Date of the shares received will likely exceed the amount of cash dividends that would otherwise be paid to Participants. A Participant's tax basis in the shares received through reinvested dividends will equal the fair market value of such shares on the Investment Date.

     Under a private letter ruling issued by the Internal Revenue Service to Duke Realty Investments, Inc. (the "IRS Ruling"), the tax treatment of the purchase of shares by a Participant under an Optional Cash Investment will differ depending on whether the Participant is participating in the dividend reinvestment feature of the Plan. For those Optional Cash Investment Participants participating in the dividend reinvestment feature of the Plan, Participants will be treated as having received a distribution equal to the excess, if any, of the fair market value of the shares acquired on the Investment Date over the actual purchase price of the shares. The tax basis in the shares received by those Participants will equal the fair market value of such shares on the Investment Date.

     For those Optional Cash Investment Participants not participating in the dividend reinvestment feature of the Plan, the IRS Ruling states that no taxable income will be realized as a result of the acquisition of shares. For those Participants, the tax basis in the shares received will equal the amounts paid for such shares.

     Distributions by the Company will be treated as dividends to the extent of the Company's earnings and profits for federal income tax purposes. Depending on certain designations of such dividends made by the Company, such dividends may be treated as either income or capital gains in the hands of stockholders. To the extent that the amount distributed by the Company exceeds its current and accumulated earnings and profits, the distribution will be first treated as a return of capital to the stockholder to the extent of basis, with any excess taxable as gain realized from the sale of shares. For corporate Participants, distributions by the Company that are taxable as dividends are not eligible for the dividends-received deduction.

     A Participant's holding period for shares acquired pursuant to the Plan will begin on the day following the Investment Date.

     When a Participant withdraws shares from the Plan and receives whole shares, the Participant will not realize any taxable income. However, a Participant that receives cash for a fraction of a share may realize gain or loss with respect to such fraction. A gain or loss may also be realized by the Participant whenever shares are sold, whether such shares are sold by the Administrator pursuant to the Participant's request or by the Participant after the shares are withdrawn from the Plan. The amount of such gain or loss will be the difference between the amount that the Participant realizes for the shares and the Participant's tax basis of those shares.

     THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. THIS SUMMARY DOES NOT REFLECT EVERY POSSIBLE OUTCOME THAT COULD RESULT FROM PARTICIPATION IN THE PLAN AND, THEREFORE, PARTICIPANTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES APPLICABLE TO THEIR PARTICULAR SITUATION.

     22. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS SHARES OF STOCK OR ACQUIRES ADDITIONAL SHARES OF STOCK? If a Participant has elected to have their dividends automatically reinvested in the Plan and subsequently sells or transfers all or any part of the shares registered in the Participant's name, automatic reinvestment will continue as long as shares are registered in the name of the Participant or held for the Participant by the Administrator or until termination of enrollment. Similarly, if a Participant has elected the Dividend Reinvestment option under the Plan and subsequently acquires additional shares registered in the Participant's name, dividends paid on such shares will automatically be reinvested until termination of enrollment. If, however, a

Participant has elected the Optional Cash Investments Only option and subsequently acquires additional shares that are registered in the Participant's name, dividends paid on such shares will not be automatically reinvested under the Plan. See Question 7. Participants may, however, change their dividend reinvestment elections by providing a letter of instruction to the Administrator.

     23. HOW WILL A PARTICIPANT'S SHARES BE VOTED? For any meeting of stockholders, each Participant will receive proxy materials in order to vote all shares held by the Plan for the Participant's account. All shares will be voted as designated by the Participant or may be voted in person at the meeting of stockholders.

     24. WHO PAYS THE EXPENSES OF THE PLAN? Participants pay no fees, commissions or expenses of any kind in connection with the Plan except for their pro rata share of commissions for shares sold through the Plan (See Question
17).

     25. WHAT ARE THE RESPONSIBILITIES OF GLENBOROUGH OR THE ADMINISTRATOR UNDER THE PLAN? Neither Glenborough nor the Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of a failure to terminate a Participant's account upon such Participant's death or adjudication of incompetence prior to the receipt of notice in writing of such death or adjudication of incompetence, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Stock. Neither Glenborough nor the Administrator has any duties, responsibilities or liabilities except as expressly set forth in the Plan or as imposed by applicable laws, including, without limitation, federal securities laws.

     THE PARTICIPANT SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY A PARTICIPANT UNDER THE PLAN AND TAKES NO POSITION ON WHETHER STOCKHOLDERS OR INVESTORS SHOULD PARTICIPATE IN THE PLAN.

     26. WHAT HAPPENS IF GLENBOROUGH ISSUES A STOCK DIVIDEND, SUBSCRIPTION RIGHTS OR DECLARES A STOCK SPLIT? Any stock dividend or stock split that may be declared by the Company will be automatically credited to a Participant's Plan account. In the event that the Company makes subscription rights to purchase additional shares of Common Stock or other securities available to the holders of its Common Stock, the Administrator will sell the rights accruing to all shares held by the Administrator for Plan Participants and will apply the net proceeds of such sale to the purchase of Common Stock prior to or with the next monthly Common Stock investment. The Company will, however, inform Participants in advance of any subscription offer so that a Participant who does not want the Administrator to sell such rights and invest the proceeds can transfer all shares held under the Plan to the Participant's own name by a given date. This will permit the Participant to personally exercise, transfer or sell the rights on such shares. Any such request must be received by the Administrator at least three business days before the record date for distribution of the rights.

     27. MAY SHARES IN A PARTICIPANT'S ACCOUNT BE PLEDGED? No shares credited to a Participant's account may be pledged and any such purported pledge will be void. If a Participant wishes to pledge shares, those shares must be withdrawn from the Plan.

     28. MAY A PARTICIPANT TRANSFER ALL OR A PART OF THE PARTICIPANT'S SHARES HELD IN THE PLAN TO ANOTHER PERSON? A Participant may transfer ownership of all or part of his or her shares held in the Plan through gift, private sale or otherwise, by mailing to the Administrator at the address in Question 4 a properly executed stock assignment, along with a letter with specific instructions regarding the transfer and a Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of shares held in the Plan are subject to the same requirements as the transfer of Common Stock certificates, including the requirement of a medallion signature guarantee on the stock assignment. The Administrator will provide Participants with the appropriate forms upon request. If any stock certificates bearing a restrictive legend are contained in the Participant's Plan account, the Administrator will comply with the provisions of such restrictive legend before effecting a sale or transfer of such restricted shares.

     29. MAY THE PLAN BE CHANGED OR TERMINATED? While the Plan is intended to continue indefinitely, Glenborough reserves the right to amend, modify, suspend or terminate the Plan at any time. Participants will be notified in writing of any modifications made to the Plan.

     30. HOW MAY THE PLAN BE MODIFIED OR TERMINATED? The Company and the Plan Administrator reserve the right to modify the Plan, including the right to terminate the Plan upon written notice mailed to Plan Participants' addresses of record. In addition, the Company and the Plan Administrator reserve the right to interpret and regulate the Plan as they deem necessary or desirable in connection with Plan operations. If any regulatory agency or other act of law prohibits all or portions of the Plan, the Plan may be amended as required by the Company or the Plan Administrator.

                                                        GLOSSARY

"Administrator"                                      means Registrar & Transfer
                                                     Company  or such  successor
                                                    administrator as Glenborough
                                                     may designate.

"Attributed                                          Owners"     means    Robert
                                                     Batinovich      and     the
                                                     individuals   or   entities
                                                     whose  ownership  of shares
                                                     of    Common    Stock    is
                                                     attributed      to      Mr.
                                                     Batinovich under the Code.

"B/N Form"                                           means the Broker and Nomine
                                                     Form.

"Code"                                               means the Internal Revenue
                                                     Code of 1986, as amended.

"Commission"                                         means the Securities and
                                                     Exchange Commission.

"Company"                                            and   "Glenborough"    mean
                                                     Glenborough   Realty  Trust
                                                     Incorporated,   a  Maryland
                                                     real   estate    investment
                                                     trust and its  consolidated
                                                     subsidiaries     for    the
                                                     periods   from  and   after
                                                     December 31, 1995.

"Exchange Act"                                       means the Securities
                                                     Exchange Act of 1934, as
                                                     amended.

"Investment                                          Date"    means    (i)   the
                                                     dividend  payment date, for
                                                     months  in which  dividends
                                                     are paid and (ii) the first
                                                     business  day  on or  after
                                                     the tenth  calendar  day of
                                                     the   month  in  months  in
                                                     which   dividends  are  not
                                                     paid.

"IRS Ruling"                                         means  the  private  letter
                                                     ruling  issued  to  Duke
                                                     Realty Investments, Inc.

"Market Price"                                       means:

                                                           (a)    for     shares
                                                     acquired  through  the Plan
                                                     as   a   result    of   the
                                                     reinvestment  of  dividends
                                                     and      optional      cash
                                                     investments  of  $10,000 or
                                                     less (i) the average of the
                                                     high and low price reported
                                                     by   the    NYSE   on   the
                                                     Investment  Date for shares
                                                     purchased directly from the
                                                     Company,    or   (ii)   the
                                                     average   price  per  share
                                                     paid  by the  Administrator
                                                     for  shares   purchased  in
                                                     open  market  or  privately
                                                     negotiated    transactions;
                                                     and

                                                           (b)    for     shares
                                                     purchased   pursuant  to  a
                                                     Request for Waiver, (i) the
                                                     average  of the daily  high
                                                     and low sales prices of the
                                                     Common  Stock  on the  NYSE
                                                     during  a  Pricing   Period
                                                     consisting     of    twelve
                                                     Trading Days  preceding the
                                                     Investment  Date for shares
                                                     purchased directly from the
                                                     Company,    or   (ii)   the
                                                     average   price  per  share
                                                     paid  by the  Administrator
                                                     for  shares   purchased  in
                                                     open  market  or  privately
                                                     negotiated transactions.

"Optional                                            Cash Investment"  means the
                                                     purchase of Common Stock of
                                                     the Company  under the Plan
                                                     with newly  invested  funds
                                                     rather than with reinvested
                                                     dividends.

"Participant"                                        means Glenborough stock
                                                     holders and other investors
                                                     who elect to participate in
                                                     the Plan.

"Plan"                                              means the Glenborough Direct
                                                     Stock Purchase and Dividend
                                                     Reinvestment Plan.

"Pricing Period" applies only to purchases made pursuant to a Request for Waiver and means the twelve trading days immediately preceding an Investment Date.

"Registration                                        Statement"     means    the
                                                     registration  statement  on
                                                     Form S-3  filed  under  the
                                                     Securities Act with respect
                                                     to  the  Shares  of  Common
                                                     Stock  offered for purchase
                                                     under the Plan.

"Request                                             for   Waiver"  or  "Waiver"
                                                     means the  process by which
                                                     investors   may,   in   any
                                                     month,   invest  more  than
                                                     $10,000  in  the  Company's
                                                     Common   Stock   under  the
                                                     Plan.

"Securities Act"                                     means the Securities Act of
                                                     1933, as amended.

"Threshold Price"                                    means the  minimum  price
                                                     established  by the Company
                                                     for any Pricing Period.

"Waiver                                              Discount"     means     the
                                                     discount  from Market Price
                                                     applied  to   purchases  of
                                                     stock pursuant to a Request
                                                     for Waiver.

                       RESTRICTIONS ON OWNERSHIP OF SHARES

         For the Company to qualify as a REIT under the Code, not more than 50% of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "closely-held test"). Shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year (the "100 person test"). See "Federal Income Tax Consequences -- Taxation of the Company -- Requirements for Qualification."

         Because the Board of Directors believes it is essential for the Company to qualify as a REIT, the Charter, subject to certain exceptions, provides that no holder, other than Robert Batinovich and the individuals or entities whose ownership of shares of Common Stock is attributed to Mr. Batinovich under the Code (the "Attributed Owners"), may own an amount of Common Stock and Preferred Stock in excess of the Ownership Limitation, which, pursuant to Board action, currently is 9.9% of the value of the outstanding shares of Common Stock and Preferred Stock. A qualified trust (as defined in the Charter) generally may own up to 9.9% of the outstanding shares of Common Stock and Preferred Stock. The Ownership Limitation provides that Robert Batinovich and the Attributed Owners may hold up to 9.9% of the outstanding shares of Common Stock and Preferred Stock. Such limitation includes shares which Robert Batinovich and the Attributed Owners may acquire through the exercise options they hold to cause the Company to redeem their respective partnership interests in the Operating Partnership, assuming Glenborough Partners then dissolves and distributes these shares to the partners of Glenborough Partners.

         The Board of Directors may waive the Ownership Limitation if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that such ownership will not jeopardize the Company's status as a REIT. As a condition to such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Company. The Ownership Limitation will not apply if the Board of Directors and the stockholders determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. Any transfer of Common Stock or Preferred Stock that would (a) create actual or constructive ownership of Common Stock and Preferred Stock in excess of the Ownership Limitation, (b) result in the Company failing the 100 person test, or (c) result in the Company failing the closely-held test, shall be null and void, and the intended transferee will acquire no rights to the Common Stock or Preferred Stock.

         The Charter also provides that Common Stock or Preferred Stock involved in a transfer or change in capital structure that results in a person (other than Robert Batinovich and the Attributed Owners) owning in excess of the Ownership Limitation or would cause the Company to fail either the closely-held test or the 100 person test will automatically be transferred to a trustee for the benefit of a charitable organization until purchased by the Company or sold to a third party without violation of the Ownership Limitation. While held in trust, the Excess Shares will remain outstanding for purposes of any stockholder vote or the determination of a quorum for such vote and the trustee will be empowered to vote the Excess Shares. Excess Shares shall be entitled to distributions, provided that such distributions shall be paid to a charitable organization selected by the Board of Directors as beneficiary of the trust. The trustee may transfer the Excess Shares to any individual (a "Permitted
Transferee") whose ownership of Common Stock or Preferred Stock would be permitted under the Ownership Limitation and would not cause the Company to fail the closely-held test. In addition, the Company would have the right, for a period of 90 days, to purchase all or any portion of the Excess Shares from the trustee at the lesser of: (i) where (a) the intended transferee gave value for the Excess Shares, the price paid for the Excess Shares by the intended transferee or (b) the intended transferee did not give value for the Excess Shares, the price per share equal to the average of the market price for the Common Stock for the five consecutive trading days ending on the date of the purported transfer to the intended transferee; and (ii) the average of the closing market price for the Common Stock for the five consecutive trading day sending the date the Company exercises its option to purchase. The intended transferee would be entitled to receive from the trustee the lesser of: (i)where
(a) the intended transferee gave value for the Excess Shares, the price paid for the Excess Shares by the intended transferee or (b) the intended transferee did not give value for the Excess Shares, the price per share equal to the average of the closing market price for the Common Stock for the five consecutive trading days ending on the date of the purported transfer to the intended transferee; and (ii) the price per share received by the trustee from the transfer of the Excess Shares to a Permitted Transferee.

         The Ownership Limitation will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Limitation would require an amendment to the Charter. Such amendments require the affirmative vote of stockholders owning a majority of the outstanding Common Stock. In addition to preserving the Company's status as a REIT, the Ownership Limitation may have the effect of precluding an acquisition of control of the Company by a third party without the approval of the Board of Directors.

         All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above.

         All stockholders of record who own 5% or more of the value of the outstanding Common Stock (or 1% if there are fewer than 2,000 stockholders of record but more than 200, or 1/2% if there are 200 or fewer stockholders of record) must file written notice with the Company containing the information specified in the Charter by January 30 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of Common Stock as the Board of Directors deems necessary to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation. The Company intends to use its best efforts to enforce the Ownership Limitation and will make prohibited transferees aware of their obligation to pay over any distributions received, will not give effect on its books to prohibited transfers, will institute proceedings to enjoin any transfer violating the Ownership Limitation, and will declare all votes of prohibited transferees invalid.

                              PLAN OF DISTRIBUTION

     Pursuant to the Plan, Glenborough may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to Requests for Waiver on behalf of Participants that may be engaged in the securities business. In deciding whether to approve such a request, Glenborough will consider relevant factors including, but not limited to, whether the Plan is then acquiring newly issued shares of Common Stock or acquiring shares through open market purchases or privately negotiated transactions, the Company's need for additional funds, the attractiveness of obtaining such funds by the sale of Common Stock under the Plan in comparison to other sources of funds, the purchase price likely to apply to any sale of Common Stock, the Participant submitting the request, including the extent and nature of such Participant's prior participation in the Plan and the number of shares of Common Stock held of record by such Participant, and the aggregate number of Requests for Waiver that have been submitted by all Participants. Persons who acquire shares of Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Rule 10b-6 under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. Glenborough will not extend to any such person any rights or privileges other than those to which it would be entitled as a Participant, nor will Glenborough enter into any agreement with any such person regarding such person's purchase of such shares or any resale or distribution thereof. Glenborough may, however, approve requests for optional cash investments by such persons in excess of allowable maximum limitations. If such requests are submitted for any Investment Date for an aggregate amount in excess of the amount Glenborough is willing to accept, Glenborough may honor such requests in order of receipt, pro rata or by any other method which Glenborough determines to be appropriate.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered pursuant to this Prospectus will be passed upon for the Company by Morrison & Foerster LLP, Palo Alto, California.

                                     EXPERTS

         The financial statements of the Company, the GRT Predecessor Entities and Glenborough Hotel Group, and related financial statements schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports, and have been incorporated herein in reliance on such reports given on the authority of that firm as experts in accounting and auditing.

         In addition, the respective statements of revenues and certain expenses of the Copley Properties, Thousand Oaks, the Opus Portfolio, the Windsor Portfolio, the Marion Bass Portfolio, Bryant Lake, the CRI Properties, the San Mateo Headquarters, Skypark, the BGK Portfolio, the Eaton and Lauth Portfolio, the Pauls Portfolio, the Galesi Portfolio, the Donau/Gruppe Portfolio, and One and Three Pacific Place, included in various Current Reports on Form 8-K and Form 8-K/A, have also been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports, and have been incorporated herein, in reliance on such reports given on the authority of that firm as experts in accounting and auditing.

                                   APPENDIX I

               (A)                              (B)                           (C)                       (D)
                                     Optional Cash Investments
    Threshold Price and Waiver       Greater Than $10,000 must
 Discount, if any, will be set by          be received by          Pricing Period Start Date      Investment Date
 --------------------------------          --------------          -------------------------      ---------------

        December 17, 1998                December 21, 1998             December 22, 1998         January 11, 1999
         January 20, 1999                 January 22, 1999             January 25, 1999          February 10, 1999
        February 17, 1999                February 19, 1999             February 22, 1999          March 10, 1999
          March 19, 1999                   March 23, 1999               March 24, 1999            April 12, 1999
          April 19, 1999                   April 21, 1999               April 22, 1999             May 10, 1999
           May 19, 1999                     May 21, 1999                 May 24, 1999              June 10, 1999
          June 18, 1999                    June 22, 1999                 June 23, 1999             July 12, 1999
          July 20, 1999                    July 22, 1999                 July 23, 1999            August 10, 1999
         August 19, 1999                  August 23, 1999               August 24, 1999         September 10, 1999
        September 20, 1999               September 22, 1999           September 23, 1999         October 11, 1999
         October 20, 1999                 October 22, 1999             October 25, 1999          November 10, 1999
        November 18, 1999                November 22, 1999             November 23, 1999         December 10, 1999
        December 17, 1999                December 21, 1999             December 22, 1999         January 10, 2000
         January 20, 2000                 January 24, 2000             January 25, 2000          February 10, 2000
        February 17, 2000                February 22, 2000             February 23, 2000          March 10, 2000
          March 20, 2000                   March 22, 2000               March 23, 2000            April 10, 2000
          April 18, 2000                   April 20, 2000               April 24, 2000             May 10, 2000
           May 19, 2000                     May 23, 2000                 May 24, 2000              June 12, 2000
          June 16, 2000                    June 20, 2000                 June 21, 2000             July 10, 2000
          July 20, 2000                    July 24, 2000                 July 25, 2000            August 10, 2000
         August 18, 2000                  August 22, 2000               August 23, 2000         September 11, 2000
        September 19, 2000               September 21, 2000           September 22, 2000         October 10, 2000
         October 20, 2000                 October 24, 2000             October 25, 2000          November 10, 2000

A. The Threshold Price and the Waiver Discount, if any, will be established by the Company three business days prior to the first day of the Pricing Period. The Threshold Price and Waiver Discount only apply to purchases via a Request for Waiver.

B. Optional cash investments, made pursuant to a Request for Waiver, are due by the close of business on the last business day immediately precedin the first day of the Pricing Period.

C. Pursuant to a Request for Waiver, the Pricing Period will be the twelve consecutive Trading Days ending on the Trading Day immediately preceding the Investment Date.

D. The Investment Date will be (i) the dividend payment date, for months in which dividends are paid and (ii) the first business day on or after the tenth calendar day of the month in months in which dividends are not paid. For months in which a cash dividend is paid, the dividend payment date is expected to be on or about the tenth day of the month.

                                  U .S. EQUITY
                             MARKETS CLOSED IN 1998

              Thanksgiving Day                   November 26
              Christmas Day                      December 25


                                  U .S. EQUITY
                             MARKETS CLOSED IN 1999

              New Years Day                      January 1
              Martin Luther King Jr. Day.        January 18
              Presidents Day                     February 15
              Good Friday                        April 2
              Memorial Day                       May 31
              Independence Day                   July 5*
              Labor Day                          September 6
              Thanksgiving Day                   November 25
              Christmas Day                      December 24*

                                    *Observed


                                  U .S. EQUITY
                             MARKETS CLOSED IN 2000

              New Years Day                      January 1*
              Martin Luther King Jr. Day         January 17
              Presidents Day                      February 21
              Good Friday                        April 21
              Memorial Day                       May 29
              Independence Day                   July 4
              Labor Day                          September 4
              Thanksgiving Day                   November 23
              Christmas Day                      December 25

     *New Year's Day 2000 falls on a Saturday. The Exchange will be open for regular trading hours on Friday, December 31, 1999 and Monday, January 3, 2000.


                                U .S. EQUITY
                           MARKETS CLOSED IN 2001

              New Years Day                      January 1
              Martin Luther King Jr. Day         January 15
              Presidents Day                     February 19
              Good Friday                        April 13
              Memorial Day                       May 28
              Independence Day                   July 4
              Labor Day                          September 3
              Thanksgiving Day                   November 22
              Christmas Day                      December 25

     No dealer, salesman or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offering made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall, under any circumstance, create an implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                  -------------

                              DIRECT STOCK PURCHASE
                                       AND
                           DIVIDEND REINVESTMENT PLAN
                                  -------------

                                   PROSPECTUS
                                  -------------


           TABLE OF CONTENTS                                       PAGE

           Available Information                                     2
           Incorporation of Certain Documents by                     2
                Reference
           The Company                                               4
           Use of Proceeds                                           4
           Summary of the Plan                                       5
           The Plan                                                  8
           Restrictions on Ownership of Shares                      22
           Plan of Distribution                                     23
           Legal Matters                                            23
           Experts                                                  24
           Appendix I                                               25



                                     SHARES
                                  COMMON STOCK

                                November 24, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Common Stock registered hereby. All of such fees and expenses are estimates, except the Securities Act registration fee.

         Securities Act Registration Fee              $ 18,474
         Printing and duplicating fees                  10,000
         Professional fees and expenses                 15,000
         Miscellaneous expenses                          6,526
                                                     -----------
         Total                                        $ 50,000
                                                     ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Maryland GCL permits a Maryland Corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by the Maryland GCL.

         The Charter authorizes the Company to obligate itself to indemnify its present and former officers and directors and to pay or reimburse reasonable expenses for those individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Bylaws of the Company obligate it to indemnify, and advance expenses to present, former and proposed directors and officers to the maximum extent permitted by Maryland law. The Maryland GCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had a reasonable cause to believe that the act or omission was unlawful. However, a corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland GCL requires the Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer of his good-faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the applicable Bylaws and (ii) a written statement by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Bylaws of the Company also permit the Company to provide indemnification and to advance expenses to a present or former director or officer who served a predecessor of the Company in that capacity, and to any employee or agent of the Company, or a predecessor of the Company. Finally, the Maryland GCL requires a corporation(unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful on the merits, or otherwise, in the defense of any proceeding to which he is made a party by reason of service in that capacity.

         The Company has entered into indemnification agreements with each of its directors and executive officers to provide them with indemnification to the full extent permitted by the Charter and Bylaws of Company.

         The Company has obtained an insurance policy to provide liability coverage for directors and officers of Company.

ITEM 16. EXHIBITS

 4.1    -   Articles  of  Amendment  and  Restatement  of  Articles  of
            Incorporation of the Registrant(incorporated by reference to Exhibit 3.02 to Registrant's Registration Statement on Form
            S-11 (File No. 333-09411))

 4.2    -   Bylaws  of  the  Registrant  (incorporated  by  reference to Exhibit
            3.01  to  Registrant's Registration Statement on Form S-11 (File No.
            333-09411))

 5.1    -   Opinion of Morrison & Foerster LLP

 8.1    -   Opinion of Morrison & Foerster LLP relating to certain tax matters.

 23.1   -   Consent of Arthur Andersen LLP, independent public accountants

 23.2   -   Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

 24.1   -   Power of Attorney (included on signature page hereto)

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high and of the estimated maximum offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of these securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on November 24, 1998.

                      GLENBOROUGH REALTY TRUST INCORPORATED

                            By: /s/ Robert Batinovich
                      Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Robert Batinovich, Andrew Batinovich, Stephen Saul and Frank E. Austin as his/her true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Registration Statement on Form S-3 in connection with the sale by Glenborough Realty Trust Incorporated of shares of offered securities, and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature                               Title                                         Date

/s/ Robert Batinovich                   Chairman and Chief Executive
                                        Officer                                       November 24, 1998

/s/ Andrew Batinovich                   Director, President and Chief
                                        Operating Officer                             November 24, 1998

/s/ Stephen Saul                        Executive Vice President and
                                        Chief Financial Officer                       November 24, 1998

/s/ Terri Garnick                       Senior Vice President and
                                        Chief Accounting Officer                      November 24, 1998

/s/ Patrick Foley                       Director                                      November 24, 1998

/s/ Laura Wallace                       Director                                      November 24, 1998


                                  EXHIBIT INDEX

EXHIBIT NUMBER                              DESCRIPTION



 4.1 Articles of Amendment and Restatement of Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.02 to Registrant's Registration Statement on Form S-11(File No.333-09411))

 4.2       Bylaws  of  the   Registrant   (incorporated   by   reference  to
           Exhibit 3.01 to Registrant's Registration Statement on Form S-11 (File No. 333-09411))

 5.1       Opinion of Morrison & Foerster LLP

 8.1       Opinion of Morrison & Foerster LLP relating to certain tax matters

 23.1      Consent of Arthur Andersen LLP, independent public accountants

 23.2      Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

 24.1      Power of Attorney (included on signature page hereto)

                                                               Exhibit 5.1


                                November 24, 1998


Glenborough Realty Trust Incorporated
400 South El Camino Real, Suite 1100
San Mateo, CA  94402-1708

Ladies and Gentlemen:

         We are acting as counsel to Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company"), in connection with preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), pursuant to which the Company proposes to offer, from time to time, up to 3,000,000 shares (the "Shares") of Common Stock, $.001 par value (the "Common Stock") of the Company under the Company's Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         Based upon and subject to the foregoing, it is our opinion that the Company has authority pursuant to its Articles of Incorporation to issue the Shares to be registered under the Registration Statement upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and upon issuance and delivery of and payment for the Shares in the manner contemplated by the Registration Statement and the Plan, the Shares will be legally issued, fully paid, and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                Very truly yours,


                                /s/Morrison & Foerster LLP

                                                                 Exhibit 8.1

                                November 24, 1998


Glenborough Realty Trust Incorporated
400 South El Camino Real, 11th Floor
San Mateo, California 94402

Ladies and Gentlemen:

         We have acted as special tax counsel to Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company") in connection with sale by the Company of 3,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), which are the subject of a Registration Statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on Form S-3 under the Securities Act of 1933, as amended, on or about November 24, 1998. Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated November 24, 1998 (the "Certificate"), delivered to Morrison & Foerster LLP which provides certain representations of fact by the Company relevant to this opinion.

         You have requested our opinion as to whether the Company has operated in a manner to qualify it as a real estate investment trust ("REIT"), within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is solely for the benefit of the Company and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

         In our capacity as special tax counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Certificate; (ii) the Registration Statement and (iii) such other documents we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

         Furthermore, our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and (b) the assumption that (I) the Company is operated and will continue to be operated in the manner described in the Certificate, (II) the facts contained in the Registration Statement are true and complete in all material respects, and (III) all representations of fact contained in the Certificate are true and complete in all material respects. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate.

         We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, qualification and taxation of the Company as a REIT under the Code depends upon the Company's ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Code. To the extent that the facts differ from those represented to us or assumed by us herein, our opinion should not be relied upon.

         Our opinion herein is based on existing law as contained in the Code, the Treasury Regulations promulgated thereunder, administrative pronouncements of the IRS and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge or that the courts will agree with our conclusions.

         Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that, commencing with the Company's taxable year ending December 31, 1996 through its taxable year ending December 31, 1997, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code and its method of operation has enabled it to so qualify, and if it operates after December 31, 1997 in the same manner as it has prior to that date, it will continue to so qualify.

         We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS and case law.

                                Very truly yours,


                                /s/Morrison & Foerster LLP






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                                                              Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 1998 (except with respect to the matters discussed in Note 14, as to which the date is March 20, 1998) on the financial statements of Glenborough Realty Trust Incorporated and our report dated January 21, 1998 on the financial statements of Glenborough Hotel Group each of which is included in the Form 10-K and the Form 10-K/A of Glenborough Realty Trust Incorporated for the year ended December 31, 1997 and to all references to our firm included in this registration statement.

We also consent to the incorporation by reference in this registration statement of our report dated October 10, 1997 with respect to the combined statement of revenues and certain expenses of the Copley Properties for the year ended December 31, 1996, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on January 9, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated January 8, 1998 with respect to the combined statement of revenues and certain expenses of Thousand Oaks for the year ended December 31, 1996, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on January 12, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated January 8, 1998 with respect to the combined statement of revenues and certain expenses of the Opus Portfolio for the nine months ended September 30, 1997, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on January 12, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated January 8, 1998 with respect to the combined statements of revenues and certain expenses of the Windsor Portfolio, Group A and B, for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, included in the Current Report on Form 8-K of Glenborough Realty Trust Incorporated filed on January 12, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated January 8, 1998 with respect to the combined statement of revenues and certain expenses of the Marion Bass Portfolio for the year ended December 31, 1996, included in the Current Report on Form 8-K of Glenborough Realty Trust Incorporated filed on January 12, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated October 10, 1997 with respect to the combined statements of revenues and certain expenses of Bryant Lake for each of the three years ended December 31, 1996, 1995 and 1994 included in the Current Report on Form 8-K of Glenborough Realty Trust Incorporated filed on January 12, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated January 8, 1998 with respect to the combined statement of revenues and certain expenses of the CRI Properties for the nine months ended August 31, 1997 included in the Current Report on Form 8-K of Glenborough Realty Trust Incorporated filed on January 12, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated March 2, 1998 with respect to the combined statement of revenues and certain expenses of the San Mateo Headquarters for the year ended December 31, 1996, included in the Current Report on Form 8-K of Glenborough Realty Trust Incorporated filed on March 12, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated March 2, 1998 with respect to the combined statement of revenues and certain expenses of Skypark for the year ended December 31, 1996, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on March 24, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated May 12, 1998 with respect to the combined statement of revenues and certain expenses of the BGK Portfolio for the year ended December 31, 1997, included in the Current Reports on Form 8-K/A of Glenborough Realty Trust Incorporated filed on Mary 15, 1998 and September 10, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated May 15, 1998 with respect to the combined statement of revenues and certain expenses of the Eaton and Lauth Portfolio for the year ended December 31, 1997, included in the Current Reports on Form 8-K/A of Glenborough Realty Trust Incorporated filed on May 15, 1998 and September 10, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated June 12, 1998 with respect to the combined statement of revenues and certain expenses of the Galesi Portfolio for the year ended December 31, 1997, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on August 13, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated June 25, 1998 with respect to the combined statement of revenues and certain expenses of the Donau/Gruppe Portfolio for the year ended December 31, 1997, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on August 13, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated July 15, 1998 with respect to the combined statement of revenues and certain expenses of the Pauls Portfolio for the year ended December 31, 1997, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on August 13, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated July 15, 1998 with respect to the statement of revenues and certain expenses of One and Three Pacific for the year ended December 31, 1997, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on August 13, 1998.


                                         /s/ARTHUR ANDERSEN LLP

San Francisco, California
November 24, 1998


                                   40
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